Exhibit 99.1
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The Dun & Bradstreet Corporation Investment

On August 8, 2018, Cannae Holdings, Inc. (the “Company”, “Cannae”, “we” or “our”) entered into an agreement to partner with an investment consortium (the “Consortium”) including CC Capital Partners LLC, Bilcar LLC and funds affiliated with Thomas H. Lee Partners, L.P. along with other investors to acquire The Dun & Bradstreet Corporation, a Delaware corporation (“Dun & Bradstreet” or “DNB”). Contemporaneously, Dun & Bradstreet entered into an Agreement and Plan of Merger (the “DNB Merger Agreement”) by and between Dun & Bradstreet, Star Parent, L.P. (“Star Parent”), a Delaware limited partnership, and Star Merger Sub, Inc. (“DNB Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Star Parent, and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub subsequently merged with and into Dun & Bradstreet (the “DNB Merger”), with Dun & Bradstreet continuing as the surviving company in the Merger.

On February 8, 2019, the Company and Consortium along with Black Knight Inc. completed the previously announced acquisition of DNB. Of the Company’s previously disclosed $900.0 million commitment to purchase equity of Dun & Bradstreet, at closing, we funded and retained a $505.6 million investment (the “DNB Investment”) in Star Parent and syndicated the remainder to other investors. In connection with the closing of the acquisition of DNB, the Company was issued certain limited partner interests in Star Parent and equity interests in the general partner of Star Parent, Star Parent GP Holdings, LLC, which together represent approximately 24.5% of the outstanding common equity of Star Parent. In April and August 2019, we syndicated an additional $2.6 million and $0.5 million, respectively, of our DNB Investment to other investors resulting in a reduction in the Company’s ownership to 24.3% of the outstanding common equity of Star Parent.

We account for the DNB Investment as an equity method investment which resulted in our initial investment being recorded as an investment in unconsolidated affiliates on our balance sheet and our portion of Dun & Bradstreet’s earnings or losses is included in Equity in losses of unconsolidated affiliates, outside of operating loss, on our statement of operations.

The following tables present information about the Company’s results of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018, after giving effect to the DNB Investment.

The information under “Summarized Pro Forma Statement of Operations Information” in the tables below give effect to the pro forma results for the nine months ended September 30, 2019 and for the year ended December 31, 2018 assuming the DNB Investment had occurred on January 1, 2018. Such pro forma results should be read in conjunction with the historical financial statements of the Company included in its Form 10-Q for the nine months ended September 30, 2019 and its Form 10-K for the year ended December 31, 2018 and of Dun & Bradstreet filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 23, 2019.

The unaudited pro forma information, while helpful in illustrating the financial characteristics of the Company after the DNB Investment, does not necessarily reflect what the Company’s financial condition or results of operations would have been had the investment occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors including, but not limited to, Star Parent’s completion of its purchase accounting for the Merger. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

The T-System Disposition

On November 13, 2019, the Company announced that it entered into an agreement to participate in a health care joint venture with an investment vehicle advised by an affiliate of Carlyle Investment Management, L.L.C. (“Carlyle”). The joint venture, which was recently incorporated as Coding Solutions Topco, Inc. (the “JV”), will focus on acquiring, integrating and operating synergistic health care services companies in the provider and payer space. To effect the transaction, T-System Group, Inc., a Delaware corporation (“T-System”), an indirect subsidiary of Cannae, entered into an Agreement and Plan of Merger (the “JV Merger Agreement”), dated as of November 12, 2019, with Coding Solutions Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the JV (“Parent”), and Coding Solutions Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“JV Merger Sub”), providing for the merger of Merger Sub with and into T-System (the “JV Merger”), with T-System surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are direct or indirect subsidiaries of the JV. We refer to this transaction as the “T-System Disposition”.

Following the closing of the JV Merger (the “JV Closing”), it is anticipated that Cannae will be a minority shareholder of the JV through a customary rollover agreement (the “Rollover Agreement”) contemplated by the JV Merger Agreement and have all of its T-System intercompany debt repaid, which totaled approximately $61 million as of September 30, 2019.

The JV Merger and JV Closing are subject to the satisfaction of customary closing conditions

The following tables presents information about the Company’s financial condition and results of operations for the periods presented, after giving effect to the T-System Disposition. The following pro forma results of operation information do not give effect to the Company's proportionate share of earnings/loss in the proposed investment in the new joint venture in connection with the T-System Disposition.

The information under “Summarized Pro Forma Balance Sheet Information” in the table below gives effect to the pro forma results as of September 30, 2019 assuming the T-System Disposition had occurred on September 30, 2019.

The information under “Summarized Pro Forma Statement of Operations Information” in the tables below gives effect to the pro forma results for the nine months ended September 30, 2019, for the year ended December 31, 2018 and for the year ended December 31, 2017 assuming the T-System Disposition had occurred on January 1, 2017. The Company acquired T-System on October 16, 2017, accordingly no fiscal year 2016 information is presented below and the adjustments for the year ended December 31, 2017 represent T-System’s results of operations from October 16, 2017 through December 31, 2017. We expect to record a material book loss on the T-System Disposition which is not reflected in the pro forma results of operation in the tables below. We are not able to accurately determine the loss on the T-System Disposition at this time due to a variety of factors including, but not limited to, completion of our accounting for the assets of T-System as held for sale in accordance with Accounting Standards Codification 205-20 including assessment of potential impairment of the goodwill and intangible assets attributable to T-System now held for sale, completion of our valuation of the consideration to be received in the T-System Disposition which cannot be completed at this time as such consideration consists of an investment in a joint venture that will be comprised of T-System and other businesses not yet contributed to the venture, and determination of our final ownership percentage in the new joint venture to be received as partial consideration.

Such pro forma results should be read in conjunction with the historical financial statements of Cannae, of which T-System comprises a part, filed with the Company’s Annual Report on Form 10-K for the years ended December 31, 2018 and December 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

The unaudited pro forma financial information related to the T-System Disposition has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification (ASC) 205, “Financial Statement Presentation” and therefore does not reflect what Cannae or T-System results of operations would have been on a stand-alone basis and are not necessarily indicative of Cannae’s or T-System’s future results of operations. Discontinued operations do not include any allocation of general corporate overhead expenses of Cannae to T-System. The information in the Adjustments for T-System Disposition column in the unaudited Pro Forma Statement of Operations Information was prepared based on the Cannae’s interim unaudited and annual audited financial statements and only include costs that are directly attributable to the operating results of T-System.

The Company believes that the adjustments included within Adjustments for T-System Disposition column of the unaudited Pro Forma Consolidated Financial Statements are consistent with the guidance for discontinued operations in accordance with U.S. GAAP. The Company will account for T-System as a discontinued operation beginning in its annual report on Form 10-K for the year ended December 31, 2019. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be reported in the Annual Report on Form 10-K for the year ending December 31, 2019.

The unaudited pro forma information, while helpful in illustrating the financial characteristics of the Company after the T-System Disposition, does not necessarily reflect what the Company’s financial condition or results of operations would have been had the investment occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors including, but not limited to, the Company’s accounting for T-System’s results of operations through the ultimate consummation of the T-System Disposition and completion of its accounting for the consideration received. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

Summarized Pro Forma Balance Sheet Information, in millions:

	As of September 30, 2019
	Historical Cannae	Adjustments for T-System Disposition	Pro Forma Cannae
ASSETS	(unaudited)	(unaudited)	(unaudited)
Current assets:		(1)
Cash and cash equivalents (2)	$153.2	61.9	$215.1
Other current assets	87.6	(22.1)	65.5
Total current assets	240.8	39.8	280.6
Investments in unconsolidated affiliates (3)	851.9	60.0	911.9
Lease assets	218.6	(0.9)	217.7
Property and equipment, net	155.8	(0.3)	155.5
Other intangible assets, net	154.2	(73.3)	80.9
Goodwill	164.8	(88.3)	76.5
Other non-current assets	107.6	(4.7)	102.9
Total assets	$1,893.7	$(67.7)	$1,826.0

LIABILITIES AND EQUITY
Liabilities:
Total current liabilities	184.9	(13.4)	171.5
Notes payable, long term	193.8	—	193.8
Other liabilities, long term	240.3	(0.6)	239.7
Total liabilities	619.0	(14.0)	605.0
Equity:
Cannae common stock, $0.0001 par value	—	—	—
Preferred stock, $0.0001 par value	—	—	—
Retained earnings (deficit) (4)	119.1	(49.8)	69.3
Additional paid-in capital	1,156.3	—	1,156.3
Less: Treasury stock	(4.1)	—	(4.1)
Accumulated other comprehensive loss	(59.2)	—	(59.2)
Total equity	1,212.1	(49.8)	1,162.3
Noncontrolling interests	62.6	(3.9)	58.7
Total Cannae shareholders' equity	1,274.7	(53.7)	1,221.0
Total liabilities and equity	$1,893.7	$(67.7)	$1,826.0
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(1) Pro forma adjustments represent the deconsolidation of T-System as if the T-System Disposition occurred on September 30, 2019. Unless noted with a separate footnote specific to the assets or liabilities shown, amounts represent the removal of the book value of T-System's balance sheet.
(2) Pro forma adjustment represents the net effect of the addition of $71.0 million of cash received as part of the T-System Disposition and removal of T-System's cash on its balance sheet of $9.1 million.
(3) Pro forma adjustment represents the interest in a new joint venture the Company will receive as partial consideration for the T-System Disposition and is based on a preliminary valuation and accounting treatment of the Company's share of the new joint venture.
(4) Pro forma adjustment represents the net impact of pro forma adjustments (1), (2), and (3).

Summarized Pro Forma Statement of Operations Information, in millions:

	For the nine months ended September 30, 2019
	Historical Cannae	Adjustments for T-System Disposition	Adjustments for DNB Investment	Pro Forma Cannae
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:		(1)	(2)(3)
Restaurant revenue	772.0	—	—	772.0
Other operating revenue	58.0	(38.5)	—	19.5
Total operating revenue	830.0	(38.5)	—	791.5
Operating expenses:
Cost of restaurant revenue	678.7	—	—	678.7
Personnel costs	86.4	(24.3)	—	62.1
Depreciation and amortization	40.1	(10.3)	—	29.8
Other operating expenses	87.5	(12.6)	—	74.9
Total operating expenses	892.7	(47.2)	—	845.5
Operating loss	(62.7)	8.7	—	(54.0)
Other income (expense):
Interest and investment income (2)	13.7	—	(9.1)	4.6
Interest expense	(14.4)	—	—	(14.4)
Realized gains, net	169.1	0.5	—	169.6
Total other income (expense)	168.4	0.5	(9.1)	159.8
Earnings before income taxes and equity in losses of unconsolidated affiliates	105.7	9.2	(9.1)	105.8
Income tax expense (3)	14.3	1.9	0.9	17.1
Earnings before equity in losses of unconsolidated affiliates	91.4	7.3	(10.0)	88.7
Equity in losses of unconsolidated affiliates (4)	(50.8)	—	12.7	(38.1)
Net earnings from continuing operations	40.6	7.3	2.7	50.6
Less: Net loss attributable to non-controlling interests	(12.2)	0.2	—	(12.0)
Net earnings from continuing operations attributable to Cannae Holdings, Inc. common shareholders	$52.8	$7.1	$2.7	$62.6
Earnings per share
Basic
Net earnings per share from continuing operations, basic	$0.74	$0.10	$0.04	$0.88
Diluted
Net earnings per share from continuing operations, diluted	$0.73	$0.10	$0.04	$0.87
Weighted average shares outstanding Cannae Holdings common stock, basic basis	71.6			71.6
Weighted average shares outstanding Cannae Holdings common stock, diluted basis	71.9			71.9
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(1) Pro forma adjustments in this column represent the removal of the historical results of operations of T-System.
(2) Pro forma adjustment represents removal of syndication fee income earned by the Company associated with its organization of additional investors, net of a capitalized portion, recorded in fiscal year 2019, but which would have been recorded in fiscal year 2018 had the transaction occurred on January 1, 2018.
(3) Pro forma adjustment represents additional pro forma deferred tax expense related to the net increase in earnings from pro forma adjustment (2) and pro forma equity in earnings of unconsolidated affiliates from (4).

(4) Pro forma adjustment represents the Company's equity in Star Parent's, the accounting acquirer and ultimate parent of DNB, pro forma net losses for the nine months ended September 30, 2019, assuming the DNB Investment was made on January 1, 2018. It was calculated by adjusting the Company's proportionate share of Star Parent's historical net losses for the period in which the Company was invested in Star Parent in order to reflect pro forma adjustments (described further below). A detail of the Company’s proportionate share of pro forma net losses attributable to Star Parent common shareholders for the year ended December 31, 2018 is as follows (in millions):

Nine Months Ended
September 30, 2019
(In millions)
Historical net loss attributable to Star Parent, February 8, 2019 through September 30, 2019	$(281.9)
Pro forma adjustments:
Historical 2019 net loss attributable to DNB prior to the Company's investment (a)	(75.6)
Purchase accounting amortization (b)	(38.4)
Purchase accounting deferred revenue adjustment (c)	98.7
Incremental interest expense on new debt (d)	(28.1)
Transaction expenses preceding consummation of the investment in DNB (e)	64.6
Other one-time employee costs (f)	96.1
Income tax expense (g)	(42.5)
Total pro forma adjustments to historical loss attributable to Star Parent and DNB	74.8
Star Parent pro forma net loss	(207.1)
Dividends on preferred equity (h)	(21.2)
Star Parent pro forma net loss attributable to common shareholders	(228.3)
Cannae ownership of Star Parent	24.5%
Cannae's proportionate share of Star Parent pro forma net loss attributable to common shareholders	(55.9)
Cannae actual equity in losses of Star Parent	(68.6)
Incremental pro forma equity in losses	$12.7

Pro forma adjustments include:
(a) addition of the historical net loss of DNB for the period from January 1, 2019 through February 7, 2019 prior to the Company's investment in Star Parent,
(b) an increase in amortization expense related to amortizable intangible assets recorded by Star Parent as the accounting acquirer of DNB, net of historical amortization expense associated with assets revalued or written off, for the period from January 1 through February 7, 2019,
(c) an increase in earnings to add back the purchase accounting amortization related to the fair value adjustment to deferred revenue made by Star Parent as the accounting acquirer of DNB and included in Star Parent's historical net loss from February 8, 2019 through September 30, 2019, but which would have been recorded in fiscal year 2018 had the transaction occurred on January 1, 2018,
(d) an increase in interest expense related to the debt incurred by Star Parent as a result of its acquisition of DNB,
(e) removing transaction expenses incurred by DNB and included in pro forma adjustment (a), but which do not have an impact on continuing operations and would have been incurred in 2017 had the transaction occurred on January 1, 2018,
(f) removing one-time costs related to termination of DNB's former pension and equity compensation programs directly attributable to its acquisition by Star Parent
(g) an increase in income tax expense resulting from the additional pro forma earnings associated with (b), (c) and (d), and (f), and
(h) incremental dividends on preferred equity paid by Star Parent's subsidiaries to other investors.

Summarized Pro Forma Statement of Operations Information, in millions:

	For the year ended December 31, 2018
	Historical Cannae	Adjustments for T-System Disposition	Adjustments for DNB Investment	Pro Forma Cannae
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:		(1)	(2)(3)
Restaurant revenue	$1,117.8	$—	$—	$1,117.8
Other operating revenue	87.6	(57.9)	—	29.7
Total operating revenue	1,205.4	(57.9)	—	1,147.5
Operating expenses:
Cost of restaurant revenue	991.3	—	—	991.3
Personnel costs	170.3	(33.0)	—	137.3
Depreciation and amortization	61.3	(15.0)	—	46.3
Other operating expenses	105.6	(13.9)	—	91.7
Goodwill impairment	26.7	—	—	26.7
Total operating expenses	1,355.2	(61.9)	—	1,293.3
Operating loss	(149.8)	4.0	—	(145.8)
Other income (expense):
Interest and investment income (2)	6.3	—	9.1	15.4
Interest expense (3)	(4.7)	—	(15.3)	(20.0)
Realized gains, net	166.8	—	—	166.8
Total other income (expense)	168.4	—	(6.2)	162.2
Earnings before income taxes and equity in losses of unconsolidated affiliates	18.6	4.0	(6.2)	16.4
Income tax expense (benefit) (4)	13.1	1.9	(27.1)	(12.1)
Earnings before equity in losses of unconsolidated affiliates	5.5	2.1	20.9	28.5
Equity in losses of unconsolidated affiliates (5)	(16.1)	—	(122.8)	(138.9)
Net loss from continuing operations	(10.6)	2.1	(101.9)	(110.4)
Less: Net loss attributable to non-controlling interests	(38.2)	0.2	—	(38.2)
Net earnings (loss) from continuing operations attributable to Cannae Holdings, Inc. common shareholders	$27.6	$1.9	$(101.9)	$(74.3)
Earnings per share
Net earnings (loss) per share from continuing operations, basic	$0.39	$0.03	$(1.43)	$(1.01)
Net earnings (loss) per share from continuing operations, diluted	$0.39	$0.03	$(1.43)	$(1.01)
Weighted average shares outstanding Cannae Holdings common stock, basic basis	71.2			71.2
Weighted average shares outstanding Cannae Holdings common stock, diluted basis	71.3			71.3
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(1) Pro forma adjustments in this column represent the removal of the historical results of operations of T-System.
(2) Pro forma adjustment represents syndication fees earned by the Company associated with its organization of additional investors, net of a capitalized portion, which were recorded in fiscal year 2019 but which would have been recorded in fiscal year 2018 assuming the transaction closed on January 1, 2018.
(3) Pro forma adjustment represents the interest expense associated with the $250.0 million borrowed by the Company under existing credit facilities to fund a portion of our DNB Investment at an average interest rate of 6.1%. The effect on income of a 1/8 percent variance in the average interest rate used is not material.
(4) Pro forma adjustment represents the corporate tax impact of expense associated additional pro forma investment income (2), benefit associated with additional pro forma interest expense (3), and deferred tax benefit on pro forma equity in losses of unconsolidated affiliates (5).

(5) Pro forma adjustment represents the Company's equity in Star Parent's, the legal acquirer and ultimate parent of DNB, pro forma net losses for the year ended December 31, 2018. It was calculated by adjusting the Company's proportionate share of DNB's historical net earnings to reflect pro forma adjustments (described further below). A detail of the Company’s proportionate share of pro forma net losses attributable to Star Parent common shareholders for the year ended December 31, 2018 is as follows (in millions):

Year-ended
December 31, 2018
(In millions)
Historical net earnings attributable to DNB	$288.1
Pro forma adjustments:
Purchase accounting amortization (a)	(421.7)
Incremental interest expense on new debt (b)	(289.0)
Purchase accounting deferred revenue adjustment (c)	(152.0)
Predecessor pension expense (d)	17.0
Income tax benefit (e)	185.1
Total pro forma adjustments to historical earnings attributable to DNB	(660.6)
Star Parent pro forma net loss	(372.5)
Dividends on preferred equity (f)	(128.7)
Star Parent pro forma net loss attributable to common shareholders	(501.2)
Cannae ownership of Star Parent	24.5%
Cannae's proportionate share of Star Parent pro forma net loss attributable to common shareholders	$(122.8)

Pro forma adjustments include:

(a) an increase in amortization expense for preliminary purchase accounting adjustments made by Star Parent as the legal acquirer of DNB, net of historical amortization expense associated with assets revalued or written off,

(b) an increase in interest expense related to the debt incurred by Star Parent as a result of its acquisition of DNB,

(c) a decrease in earnings to record the amortization of purchase accounting fair value adjustments to deferred revenue made by Star Parent as the accounting acquirer of DNB,

(d) an increase in earnings to add back pension expense historically recorded by DNB but which was terminated in conjunction with its acquisition by Star Parent,

(e) a net decreases in income tax expense resulting from the additional net pro forma losses associated with (a), (b), (c) and (d), and

(f) dividends on preferred equity paid by Star Parent's subsidiaries to other investors.

Summarized Pro Forma Statement of Operations Information, in millions:

	For the year ended December 31, 2017
	Historical Cannae	Adjustments for T-System Disposition	Pro Forma Cannae
	(unaudited)	(unaudited)	(unaudited)
Revenues:		(1)
Restaurant revenue	$1,129.0	$—	$1,129.0
Other operating revenue	40.5	(12.9)	27.6
Total operating revenue	1,169.5	(12.9)	1,156.6
Operating expenses:
Cost of restaurant revenue	991.0	—	991.0
Personnel costs	103.2	(7.6)	95.6
Depreciation and amortization	49.3	(3.1)	46.2
Other operating expenses	104.4	(3.1)	101.3
Total operating expenses	1,247.9	(13.8)	1,234.1
Operating (loss) income	(78.4)	0.9	(77.5)
Other income (expense):
Interest and investment income	5.3	—	5.3
Interest expense	(7.0)	—	(7.0)
Realized gains, net	4.9	—	4.9
Total other income (expense)	3.2	—	3.2
Loss before income taxes and equity in earnings (losses) of unconsolidated affiliates	(75.2)	0.9	(74.3)
Income tax benefit	(16.6)	2.4	(14.2)
Loss before equity in earnings of unconsolidated affiliates	(58.6)	(1.5)	(60.1)
Equity in earnings of unconsolidated affiliates	3.4	—	3.4
Net loss	(55.2)	(1.5)	(56.7)
Net earnings from discontinued operations, net of tax	147.7	—	147.7
Net earnings	92.5	(1.5)	91.0
Less: Net loss attributable to non-controlling interests	(16.3)	—	(16.3)
Net earnings attributable to Cannae Holdings, Inc. common shareholders	$108.8	$(1.5)	$107.3
Amounts attributable to Cannae Holdings, Inc. common shareholders
Net loss from continuing operations attributable to Cannae Holdings, Inc. common shareholders	$(38.7)	$(1.5)	$(40.2)
Net earnings from discontinued operations attributable to Cannae Holdings, Inc. common shareholders	147.5	—	147.5
Net earnings attributable to Cannae Holdings, Inc. common shareholders	$108.8	$(1.5)	$107.3
Earnings per share
Basic
Net loss per share from continuing operations	$(0.55)	$(0.02)	$(0.57)
Net earnings per share from discontinued operations	2.09	—	2.09
Net earnings per share, basic	$1.54	$(0.02)	$1.52
Diluted
Net loss per share from continuing operations	$(0.55)	$(0.02)	$(0.57)
Net earnings per share from discontinued operations	2.09	—	2.09
Net earnings per share, diluted	$1.54	$(0.02)	$1.52
Weighted average shares outstanding Cannae Holdings common stock, basic basis	70.6		70.6
Weighted average shares outstanding Cannae Holdings common stock, diluted basis	70.6		70.6
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(1) Pro forma adjustments in this column represent the removal of the historical results of operations of T-System from October 16, 2017 (the date we first acquired T-System) through December 31, 2017.